UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 21, 2026

Change Agents Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-38728	47-1685128
(State or other jurisdiction of incorporation)	(Commission File Number)	(I. R. S. Employer Identification No.)

4400 Route 9 South, Suite 3100

Freehold, NJ 07728

(Address of principal executive offices, including ZIP code)

(732) 780-4400

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.0001 par value	CHGA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amendment to Equity Purchase Agreement for Equity Line

On August 21, 2026, Change Agents Corporation (the “Company”) entered into a First Amendment (the “Amendment”) to that certain Equity Purchase Agreement dated July 22, 2026, between the Company and Hudson Global Ventures, LLC, a Nevada limited liability company (the “Investor”). The Amendment amended the terms of the Purchase Agreement pursuant to which the Company may, upon the terms and subject to the conditions set forth therein, require the Investor to purchase shares of the Company’s common stock, par value $0.0001 per shares (“Common Stock”) having an aggregate purchase price of up to $10,000,000 to (a) reduce the purchase price for shares sold to the Investor under the Purchase Agreement to $0.20 per share and to amend and restate the Applicable Trading Amount for each Put (i.e. the amount that the Company can require the investor to purchase) as follows:

(a)	$15,000.00 if (i) the VWAP of the Common Stock during the period beginning at the start of regular trading hours” as defined in Rule 600(b)(88) of Regulation NMS promulgated under the federal securities laws on the Put Date and continuing through the time of the delivery of the Put Notice to Investor is greater than $0.25, and (ii) the total trading volume of the Company’s Common Stock on the Principal Market on the Put Date prior to the delivery of the Put Notice to Investor exceeds 1,000,000 shares; or

(b)	$15,000.00 if the lowest closing price of the Common Stock during the two (2) Trading Days immediately preceding the respective Put Date is greater than $0.30 but less than or equal to $0.35; or

(c)	$25,000.00 if the lowest closing price of the Common Stock during the two (2) Trading Days immediately preceding the respective Put Date is greater than $0.35 but less than or equal to $0.40; or

(d)	$100,000.00 if the lowest closing price of the Common Stock during the two (2) Trading Days immediately preceding the respective Put Date is greater than $0.40 but less than or equal to $0.50; or

(e)	$200,000.00 if the lowest closing price of the Common Stock during the two (2) Trading Days immediately preceding the respective Put Date is greater than $0.50 but less than or equal to $0.65; or

(f)	$350,000.00 if the lowest closing price of the Common Stock during the two (2) Trading Days immediately preceding the respective Put Date is greater than $0.65 but less than or equal to $0.90; or

(g)	$450,000.00 if the lowest closing price of the Common Stock during the two (2) Trading Days immediately preceding the respective Put Date is greater than $0.90 but less than or equal to $1.50; or

(h)	$500,000.00 if the lowest closing price of the Common Stock during the two (2) Trading Days immediately preceding the respective Put Date is greater than $1.50.

For the avoidance of doubt, each of the closing prices as well as the number of shares identified above in this definition of Applicable Trading Amount are subject to adjustment for any stock dividend, stock split, stock combination, rights offerings, reclassification or similar transaction that proportionately decreases or increases the number of outstanding Common Stock. Notwithstanding the foregoing, if the parameters in any of the subsections (b) through (h) of the definition of Applicable Trading Amount are satisfied on the respective Put Date, then subsection (a) of the definition of Applicable Trading Amount shall not apply on the respective Put Date.

The Amendment also included an Exchange Cap whereby until the Company obtains stockholder approval for the transactions contemplated by the Equity Purchase Agreement, as amended by the First Amendment,, the Company shall not issue an aggregate amount of Put Shares under the Agreement, which when aggregated with all other securities that are required to be aggregated for purposes of Nasdaq Listing Rule 5635(d), would exceed 19.99% of the shares of Common Stock outstanding as of the date of definitive agreement with respect to the first of such aggregated transactions.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Amendment, a copy of which is filed as Exhibits 10.1 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K relating to the Equity Purchase Agreement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The exhibit listed in the following Exhibit Index is filed as part of this Current Report on Form 8-K.

Exhibit No.	Description of Exhibit
10.1	First Amendment to Equity Purchase Agreement dated August 21, 2026
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 24, 2026	Change Agents Corporation

/s/ Sam Knipper
Sam Knipper
Chief Financial Officer